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                              MADE2MANAGE SYSTEMS, INC.

                             EMPLOYEE STOCK PURCHASE PLAN
















                                           EFFECTIVE AS OF JANUARY 1, 1998


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                              MADE2MANAGE SYSTEMS, INC.
                             EMPLOYEE STOCK PURCHASE PLAN

                           Effective as of January 1, 1998


                                  TABLE OF CONTENTS
                                                                          PAGE

    SECTION  1 PURPOSE......................................................1

    SECTION  2 DEFINITIONS AND INTERPRETATION...............................1

    SECTION  3 ELIGIBILITY AND PARTICIPATION................................3

    SECTION  4 PARTICIPANT CONTRIBUTIONS....................................4

    SECTION  5 PURCHASE OF SHARES...........................................4

    SECTION  6 VESTING......................................................5

    SECTION  7 DISTRIBUTIONS................................................6

    SECTION  8 ADMINISTRATION...............................................6

    SECTION  9 AMENDMENT OR TERMINATION OF THE PLAN.........................7

    SECTION 10 GENERAL PROVISIONS...........................................7

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                              MADE2MANAGE SYSTEMS, INC.
                             EMPLOYEE STOCK PURCHASE PLAN

                                      SECTION 1

                                       PURPOSE

1.1 This Plan has been established, effective January 1, 1998, to enable Employees to acquire shares of Company Stock at a discounted price, so as to encourage continued employee interest in the operation, growth, and development of the Company and to provide an additional investment opportunity to Employees. The Plan is intended to satisfy requirements of Code Section 423(b), and it shall be interpreted in accordance with that purpose.

1.2 The Board has reserved 100,000 Shares for issuance pursuant to the Plan. The Board may reserve additional Shares in the future by Plan amendment, provided that the amendment is approved by Company's shareholders within 12 months of the Board's adoption of such amendment. Upon the occurrence of an event described in Section 5.4, the number of Shares reserved for issuance under the Plan that have not yet been issued shall be increased or decreased in the same manner as provided in that Section.

1.3 The shareholders of the Company approved the adoption of the Plan at their meeting on November 21, 1997.

                                      SECTION 2

                            DEFINITIONS AND INTERPRETATION

 2.1 For purposes of the Plan, the definitions and rules of interpretation specified in this Section 2 shall apply.

 2.2 "Account" means, with respect to a Participant, the bookkeeping account that reflects the Participant's interest under the Plan.

 2.3 "Adjusted Wages" means, with respect to an Employee, the Employee's taxable wages for federal income tax purposes, increased by amounts that would have been included in taxable wages except for a deferral election by the Employee under a Code Section 401(k) plan or a nonqualified deferred compensation plan or amounts that would have been included in the Employee's taxable wages except for the Employee's election under a Code Section 125 plan; provided, however, benefits received by the Employee under this Plan or any stock option plan of an Employer shall not constitute "Adjusted Wages."

 2.4 "Administrator" means the Company; provided, however, the Company may delegate some or all of its administrative duties under the Plan to another person, in which case such person shall be considered the Administrator to the extent such duties have been so delegated.

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 2.5 "Agent" means the person designated by the Company to hold Shares pursuant to the Plan; provided, however, if the Company does not designate an Agent, the Company shall carry out the duties of the Agent.

 2.6 "Applicable Form" means the form or forms prescribed by the Administrator from time to time for purposes of the Plan.

 2.7 "Beneficiary" means, with respect to a Participant, the person designated by the Participant as his or her beneficiary on an Applicable Form filed with the Designated Person during the Participant's life. If the Participant does not designate a Beneficiary, or if the person designated by the Participant pre-deceases the Participant, the Participant's Beneficiary shall be his or her spouse, if the Participant is married on the date of his or her death, or, if the Participant is not married on the date of death, the Participant's estate.

 2.8 "Board" means the Company's Board of Directors.

 2.9 "Business Day" means a day on which quotations are made over the NASDAQ system.

2.10 "Calendar Quarter" means a three-month period beginning January 1, April 1, July 1, or October 1.

2.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.12 "Company" means Made2Manage Systems, Inc.

2.13 "Company Stock" means the common stock of the Company.

2.14 "Designated Person" means the person or persons designated by the Company as responsible for accepting Applicable Forms on behalf of the Company.

2.15 "Discounted Value" means, with respect to a Share acquired by the Plan as of the last day of a Calendar Quarter, the greater of (i) 85% of the closing price on the first Business Day of the Calendar Quarter or (ii) 90% of the average closing price for each Business Day of the Calendar Quarter. For purposes of the preceding sentence, closing price for a Business Day means the average of the closing bid and asked prices for a Share, as reported by The Wall Street Journal (or, if not reported, as otherwise quoted by the National Association of Securities Dealers through the NASDAQ system), on the Business Day, or, if the Shares are listed on the NASDAQ National Market System or a national stock exchange, the closing price on such system or exchange on the Business Day, as reported by The Wall Street Journal. If the Shares are not publicly traded, the closing price shall be the fair market value, as determined in good faith by the Board of Directors, and the Board's determination shall be conclusive.

2.16 "Election Date" means with respect to a Calendar Quarter, the number of days before the beginning of the Calendar Quarter designated by the Administrator.

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2.17 "Employee" means a common-law employee of an Employer receiving Adjusted
     Wages; provided, however, "Employee" does not include a person employed as a temporary employee for an expected period of fewer than five months in a calendar year.

2.18 "Employer" means the Company and any other entity organized under the laws of a state within the United States, at least 80% of the equity and voting power of which is owned directly or indirectly by the Company.

2.19 "Financial Hardship" means an unforeseeable financial hardship that the Participant is unable to satisfy with his or her other resources.

2.20 "Participant" means an individual who has enrolled in the Plan pursuant to
     Section 3.1 and has an account balance under the Plan.

2.21 "Plan" means the Made2Manage Systems, Inc. Employee Stock Purchase Plan, as set forth in this document, as amended and in effect from time to time.

2.22 "Purchase Date" means, with respect to a Calendar Quarter, the last Business Day of the Calendar Quarter.

2.23 "Share" means a share of  Company Stock.

2.24 Unless the context requires otherwise, references to the male gender include the female gender, words used in the singular include the plural, and words used in the plural include the singular.

2.25 Division of this Plan into sections and the insertion of headings are for convenience only and shall not affect the interpretation of this Plan.

2.26 This Plan is established under the laws of the State of Indiana, and the rights of all parties and the interpretation of each and every provision of the Plan shall be governed by and construed in accordance with the laws of the State of Indiana.

                                      SECTION 3

                            ELIGIBILITY AND PARTICIPATION

3.1 An Employee may enroll in the Plan as of the first payroll date of any Calendar Quarter by filing a completed Applicable Form with the Designated Person on or before the Election Date for such Calendar Quarter. An Employee who has previously participated in the Plan and who has elected to cease contributions or has withdrawn the cash balance of his or her Account pursuant to Section 7.4 may resume contributions as of the first payroll date of any following Calendar Quarter.

3.2 The Company shall, from time to time, provide each Participant with the following:

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    (a)  a written explanation of the pertinent provisions of the Plan
         (including amendments thereto applicable to the Participant); and

    (b) any other information regarding the Plan required to be provided, and in a manner prescribed, under any applicable laws.

                                      SECTION 4

                              PARTICIPANT CONTRIBUTIONS

4.1 A Participant may elect to contribute through payroll deduction an amount per payroll period that does not exceed 10% of his or her Adjusted Wages for such payroll period. A Participant's contributions pursuant to this
    Section 4.1 shall be subject to the minimum contribution amount established by the Company from time to time. A Participant must make his or her initial election by filing a completed Applicable Form with the Designated Person as provided in Section 3.1.

4.2 Subject to Section 3.1 and the limitations on Participant contributions in
    Section 4.1, a Participant may elect to change his or her election pursuant to Section 4.1 effective as of the first payroll date of a Calendar Quarter by filing a completed Applicable Form designating the new election with the Designated Person on or before the Election Date for the Calendar Quarter.

4.3 Contributions made by a Participant pursuant to Sections 4.1 and 4.2 shall be deducted by the Employer from each regular payroll payment and credited to the Participant's Account as of the date of withholding.

4.4 A Participant may not purchase shares of Company Stock pursuant to the Plan in any calendar year having a fair market value of more than $25,000. For purposes of the preceding sentence, the determination of fair market value shall be made by the Administrator in accordance with requirements of the Code.

4.5 Contributions shall not be credited with earnings pending their use for the purchase of Shares.

                                      SECTION 5

                                  PURCHASE OF SHARES

5.1 As of each Purchase Date, the cash allocated to each Participant's Account shall be used to purchase directly from the Company the highest number of whole Shares that can be purchased with the cash balance credited to such Account at a purchase price equal to the Discounted Value of such Shares. Shares may be purchased pursuant to the Plan only to the extent that they have been reserved by the Board for issuance pursuant to the Plan. If the cash amounts credited to Participants' Accounts as of the last day of a Calendar Quarter exceed the Discounted Value of the Shares available for purchase, the Administrator shall

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    reduce pro-rata the amount of cash available from each Account for the purchase of Shares. The whole Shares purchased with cash from a Participant's Account shall be credited to such Account as of the Purchase Date, and any cash remaining after the purchase of such Shares shall remain credited to the Participant's Account.

5.2 All non-cash dividends, rights to acquire additional Shares, and other rights, preferences, or privileges paid or distributed on Shares credited to an Account shall be allocated to the same Account as of the date of receipt, and used as directed by the Company. All cash dividends on Shares credited to an Account shall be allocated to the same Account as of the date of receipt and used to purchase additional Shares for such Account on the next following Purchase Date.

5.3 All Shares purchased or otherwise acquired pursuant to Section 5.1 or 5.2 shall held by the Agent and shall be registered in the name of the Plan or the Plan's nominee. The Agent shall abstain from voting such Shares.

5.4 (a) If Shares are subdivided into a greater number of Shares, any additional Shares received with respect to Shares allocated to an Account shall be allocated to the same Account.

    (b) If Shares are consolidated into a lesser number of Shares, any Shares received in exchange for Shares allocated to an Account shall be allocated to the same Account.

    (c) In the event of any capital reorganization, reclassification of, or change to outstanding Shares, other than as described in paragraph 5.4(a) or 5.4(b), or in the event of any consolidation or merger of the Company with or into another entity or in the event of any sale of the property of the Company as or substantially as an entity at any time, the shares or other securities or property received with respect to the Shares allocated to an Account shall be allocated to the same Account.

    (d)  The adjustments provided for in this Section 5.4 are cumulative.

5.5 Notwithstanding any other provision of the Plan, no Shares shall be purchased with respect to a Participant, if immediately after the purchase, the Participant would own 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary thereof, which percentage shall be determined after application of the attribution rules of Code Section 423(d).

                                      SECTION 6

                                       VESTING

6.1 A Participant's interest in his or her Account shall be 100% vested and nonforfeitable at all times.

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                                      SECTION 7

                                    DISTRIBUTIONS

7.1 A Participant may submit a written request to the Designated Person that any Shares allocated to his or her Account be distributed to him or her, provided that such Shares have been allocated to his or her Account for at least six months. Such Shares shall be distributed to the Participant as soon as administratively practicable after the Designated Person receives the Participant's notice. At such time as all remaining Shares allocated an Account are distributed, any cash allocated to the Account shall be distributed to the Participant.

7.2 As soon as practicable after a Participant's death, all Shares and cash allocated to the Participant's Account shall be distributed to the Participant's Beneficiary.

7.3 In the event of Financial Hardship, as determined by the Company, a Participant may request by written notice to the Designated Person that the Company repurchase any Shares allocated to his or her Account during the immediately preceding six months for the lesser of (i) the closing price of such Shares quoted over NASDAQ on the date such notice is received or (ii) the price for which such Shares were purchased from the Company. If the Company approves the repurchase, the purchase price referred to in the preceding sentence shall be credited to the Participant's Account in exchange for the Shares, and the cash value of the Participant's Account shall be distributed to him or her as soon as administratively practicable after the repurchase.

7.4 A Participant may withdraw from active participation in the Plan and request distribution of the cash allocated to his or her Account by filing a written notice of withdrawal with the Designated Person. In the case of a Participant's withdrawal, the Company shall distribute to the Participant as soon as practicable after the Designated Person receives the notice of withdrawal all cash allocated to the Participant's Account on the date of distribution. Withdrawal pursuant to this Section 7.4 shall not affect the distribution of Shares allocated to the Participant's Account.

                                      SECTION 8

                                    ADMINISTRATION

8.1 The Plan shall be administered by the Company or its designee. The Company may, from time to time, establish such administrative rules and regulations relating to the operation of the Plan as it deems advisable to carry out or implement the Plan or to comply with applicable laws and may amend or repeal such rules and regulations and may delegate to its employees or agents such powers and duties in connection with the administration of the Plan as it deems advisable. Any rules and regulations established hereunder and the good faith decisions of the Company with respect to any question arising under the Plan, including under such rules and regulations, shall be final binding for all purposes.

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8.2 No member of the Board and no employee or agent of the Company shall be liable for any act of failure to act hereunder of any other member, employee or agent, except in circumstances involving bad faith, gross negligence, or fraud by such member, employee or agent.

                                      SECTION 9

                         AMENDMENT OR TERMINATION OF THE PLAN

9.1 The Company, acting through its Board, reserves the right to terminate, amend, or suspend the Plan at any time, provided, however, that (i) any approvals required by applicable law are obtained and, (ii) unless required by law, the Company's action shall not adversely affect the existing rights of any Participant to contributions already made or Shares already acquired under the Plan, unless the Participant gives his or her prior written consent to the action. Notwithstanding the preceding sentence, any amendment increasing the number of Shares that may be issued pursuant to the Plan or changing the class of employees eligible for participation in the Plan shall not be effective, unless approved by the Company's shareholders within 12 months after such amendment is adopted by the Board.

9.2 Upon termination of the Plan, no further Shares shall be purchased, any unused contributions and any undistributed interest, dividends, or other amounts allocated to an Account shall be distributed to the Participant to whom such Account relates, and certificates for Shares credited to an Account shall be issued to the Participant to whom such Account relates.

                                      SECTION 10

                                  GENERAL PROVISIONS

10.1 Except as required by law or as expressly provided for under the terms of the Plan, a Participant may not assign or transfer his or her interest under the Plan.

10.2 Participation in this Plan shall not affect the right of the Company to terminate the employment of a Participant. The establishment and implementation of the Plan shall not constitute an enlargement of any rights which a Participant has apart from the Plan.

10.3 The Administrator shall withhold taxes, file returns, and distribute notices to the extent that the Administrator determines such action is required by applicable tax laws.

10.4 The Plan and the implementation thereof are subject to applicable governmental and stock exchange approvals. As a condition of participating in the Plan, each Participant agrees to comply with all applicable laws, rules, and regulations relating to participation in the Plan and agrees to furnish to the Designated Person all information and undertakings that the Company may reasonably request in connection with the Plan.

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    By signing below, the undersigned duly authorized officer verifies that the
Company has adopted the Made2Manage Systems, Inc. Employee Stock Purchase Plan.

                                                 MADE2MANAGE SYSTEMS, INC.


                                                 By:______________________


                                                __________________________
                                                (Office)


                                                __________________________
                                                (Date)
ATTEST:


__________________________




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